                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") entered into as of August 1, 2000, by and between Entravision Communications Corporation, a Delaware corporation (together with its successors and assigns permitted under the Agreement) (herein the "Company"), and Philip C. Wilkinson (herein "Executive") with reference to the following facts:

     WHEREAS, Executive has been employed pursuant to the terms of that certain Employment Agreement by and between Entravision Communications Company, L.L.C. (as predecessor to the Company) and Executive dated October 1, 1996 (the "Original Agreement").

     WHEREAS, the Company and Executive desire to enter into an agreement to provide for Executive's employment by the Company, upon the terms and conditions set forth herein.

     WHEREAS, the Company and Executive desire to supersede and terminate the Original Agreement in its entirety.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Employment.  The Company hereby agrees to Executive's employment, and
          ----------
Executive hereby accepts such employment and agrees to perform his duties and responsibilities, in accordance with the terms and conditions hereinafter set forth.

          1.1  Employment Term.  The term of Executive's employment under this
               ---------------
Agreement shall commence as of the date hereof (the "Effective Date") and shall continue until the fifth (5/th/) anniversary of the Effective Date, unless earlier terminated in accordance with Section 4 or Section 5 hereof. The period commencing as of the Effective Date and ending on the fifth (5/th/) anniversary of the Effective Date, or such later date to which the term of Executive's employment under the Agreement shall have been extended is hereinafter referred to as the "Employment Term."

          1.2  Duties and Responsibilities.  Executive shall serve as President
               ---------------------------
and Chief Operating Officer of the Company. During the Employment Term, Executive shall perform all duties and accept all responsibilities incident to such position or other appropriate duties as may be assigned to him by the Company's Board of Directors (the "Board"). Except to attend to those business interests of Executive set forth on Schedule 1.2 attached hereto and incorporated herein by this reference and any Opportunity (as defined in Section
3.2 hereof) which Executive pursues pursuant to Section 3.2, Executive shall devote his full productive time and best efforts to the performing of his duties and responsibilities under this Section 1.2.

          1.3  Base Salary.  For all of the services rendered by Executive
               -----------
hereunder for the first calendar year following the Effective Date, the Company shall pay Executive an annual base salary (his "Base Salary") of Six Hundred Thousand Dollars ($600,000), payable in installments at such times as the Company shall pay its other senior level executives (but in any event no less often than monthly). On each of the first four (4) anniversaries of the Effective Date, Executive's base salary shall be increased by an increment of Fifty Thousand Dollars ($50,000).

          1.4  Annual Bonus. In addition to the Base Salary provided for in
               ------------
Section 1.3 above, the Company shall pay Executive an annual bonus (the "Annual Bonus") in an amount equal to: (i) seventy-five percent (75%) of Executive's then-current Base Salary each calendar year during the Employment Term if the total Company annual growth rate of earnings before interest, taxes, depreciation and amortization as computed in accordance with generally accepted accounting principles ("EBITDA") (pro forma as defined by the Board's Compensation Committee) exceeds twenty percent (20%) over the previous calendar year, sixty-three percent (63%) if EBITDA growth rate exceeds seventeen percent (17%) over the previous calendar year, and fifty percent (50%) of the Base Salary will be paid to Executive if EBITDA growth rate exceeds fourteen percent (14%) over the previous calendar year and (ii) up to an additional twenty-five percent (25%) of Executive's Base Salary may be paid at the end of each calendar year based upon the discretion of the Compensation Committee of the Company's Board taking into account achievement of operating and financial performance goals and the increase in stockholder value. The Annual Bonus for any partial calendar year within the Employment Term shall be prorated and the EBITDA growth targets shall be adjusted proportionately. The Annual Bonus will be payable promptly after the issuance of the Company's year-end audited financial statements.

          1.5  Equity Incentives.  Executive shall be eligible for grants of
               -----------------
stock options, restricted stock and other equity incentives pursuant to the Entravision Communications Corporation 2000 Omnibus Equity Incentive Plan and any future equity incentive plans.

          1.6  Automobile Allowance.  During the Employment Term, Executive
               --------------------
shall be entitled to receive a $1,000 monthly automobile allowance, payable monthly in advance, which shall include all costs attendant to the use of the automobile, including, but not limited to, liability and property insurance coverage, costs of maintenance and fuel. Notwithstanding the foregoing, the amount of the monthly automobile allowance shall be reviewed by the Company annually.

          1.7  Benefit Coverages.  During the Employment Term, Company shall
               -----------------
provide medical and dental coverage for Executive and Executive's dependents at no cost to Executive. During such Employment Term, Executive shall also be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives as a group or to its employees generally, as such plans or programs may be in effect from time to time (the "Benefit Coverages"), including without limitation, pension, profit sharing, savings and other retirement plans or programs, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection and travel accident insurance.

          1.8  Reimbursement of Expenses; Vacation; Residence.  Executive shall
               ----------------------------------------------
be provided with full and prompt reimbursement of expenses related to his employment by the Company (including mobile telephone usage) on a basis no less favorable than that which may be authorized from time to time by the Board, in its sole discretion, for senior level executives as a group, and entitled to not less than four (4) weeks vacation per year and holidays in accordance with the Company's normal personnel policies. Executive currently resides in the San Diego, California area, and the Company agrees that he shall not be required to relocate his residence from that area without his prior written consent (which may be withheld in his sole discretion), or from any other area to which he may voluntarily move with the Company's prior written consent, during the Employment Term.

          1.9  Tax Withholding.  The Company may withhold from any compensation
               ---------------
or other benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          1.10 Life Insurance.  The Company may obtain a "key man" life
               --------------
insurance policy, or policies, on the life of Executive in face amounts to be determined by the Company. The Company shall be the owner and beneficiary of such life insurance policy; provided, however, upon the termination of Executive's employment with the Company for any reason, the Company shall, upon Executive's request, assign such life insurance to Executive, subject to the Executive's obligation to maintain such life insurance after the Employment Term. Executive agrees to submit to a physical examination at any reasonable time requested by the Company for the purpose of obtaining life insurance on the life of Executive; provided, however, that the Company shall bear the entire cost of such examination.

     2.   Indemnification; Insurance.  The Company shall indemnify the Executive
          --------------------------
to the fullest extent allowed by applicable law pursuant to that certain Indemnification Agreement dated July 1, 2000, between the Executive and the Company attached hereto as Exhibit "A" and incorporated herein by this reference, as the same may be amended from time to time. The Executive shall be covered by the Company's director and officer liability insurance policy, if any.

     3.   Proprietary Information; Non-Compete.
          ------------------------------------

          3.1  Confidential Information.  Executive recognizes and acknowledges
               ------------------------
that by reason of his employment by and service to the Company during and, if applicable, after the Employment Term, he has had and will continue to have access to certain confidential and proprietary information relating to the Company's business ("Confidential Information"). Executive covenants that he will not, unless expressly authorized in writing by the Company, at any time during the course of his employment divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of his duties for the Company and in a manner consistent with the Company's policies regarding Confidential Information. Executive also covenants that at any time after the termination of such employment, directly or indirectly, he will not divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Executive or except when required to do so by law. All written Confidential Information (including without limitation, in any computer or other electronic format) which comes into Executive's possession during the course of his employment shall remain the property of the Company. Except as required in the performance of Executive's duties for the Company, or unless expressly authorized in writing by the Company, Executive shall not remove any written Confidential Information from the Company's premises, except in connection with the performance of his duties for the Company and in a manner consistent with the Company's policies regarding Confidential Information. Upon termination of Executive's employment, Executive agrees immediately to return to the Company all written Confidential Information in his possession.

          3.2  Non-Compete.  Except for those existing business activities set
               -----------
forth on Schedule "1.2" attached hereto, Executive shall not engage in, independently or with others, any business activity of any type or description that is in competition with the Company. Notwithstanding the foregoing, Executive may own securities of publicly traded or private companies competitive with the business of Company so long as such shares do not constitute five percent (5%) or more of the outstanding securities of any such company.

          Executive further agrees that for as long as the Agreement remains in effect and for a period of twelve (12) months after the termination of this Agreement by Company for Cause or by Executive after a Constructive Termination Without Cause (as defined in Section 4.4 below), Executive will not induce or attempt to induce, directly or indirectly, any person to leave his or her employment with Company.

     4.   Termination.  The Employment Term shall terminate upon the occurrence
          -----------
of any one of the following events:

          4.1  Disability.  The Company may terminate the Employment Term if
               ----------
Executive is unable substantially to perform his duties and responsibilities hereunder to the full extent required by the Company by reason of illness, injury or incapacity for six (6) consecutive months, or for more than six (6) months in the aggregate during any period of twelve (12) calendar months. In the event of such termination, the Company shall pay Executive his Base Salary through the date of such termination. In addition, Executive shall be entitled to the following: (i) a pro rata Annual Bonus for the year of termination; (ii) any other amounts earned, accrued or owing but not yet paid under Section 1 above; (iii) continued participation for the Remaining Employment Term in those Benefit Coverages in which he was participating on the date of termination which, by their terms, permit a former employee to participate; and (iv) any other benefits in accordance with applicable plans and programs of the Company. In such event, the Company shall have no further liability or obligation to Executive for compensation under this Agreement except as otherwise specifically provided in this Agreement. Executive agrees, in the event of a dispute under this Section 4.1, to submit to a physical examination by a licensed physician selected by the Company. The Company agrees that Executive shall have the right to have his personal physician present at any examination conducted by the physician selected by the Company.

          4.2  Death.  The Employment Term shall terminate in the event of
               -----
Executive's death. In such event, the Company shall pay to Executive's executors, legal representatives or administrators, as applicable, Executive's Base Salary through the date of such termination. In addition, Executive's estate shall be entitled to (i) a pro rata Annual Bonus for the year of termination; (ii) any other amounts earned, accrued or owing but not yet paid under Section 1 above; and (iii) any other benefits in accordance with applicable plans and programs of the Company. The Company shall have no further liability or obligation under this Agreement to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him except as otherwise specifically provided in this Agreement.

          4.3  Cause.  The Company may terminate the Employment Term, at any
               -----
time, for "Cause," in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued. For purposes of this Agreement, Executive's employment may be terminated for "Cause" (i) immediately if Executive is convicted of a felony, or (ii) following the determination by the Board (without Executive's participation) that Executive has engaged in intentional fraud or intentional misappropriation of Company assets.

          4.4  Termination by the Company Without Cause.  The Company may
               ----------------------------------------
terminate the Employment Term, at any time, without Cause. In the event Executive is terminated without Cause, Executive shall be entitled to receive:
(i) any amounts earned, accrued or owing but not yet paid pursuant to Section 1 above; (ii) a lump sum severance payment in an aggregate amount equal to the remaining balance of Executive's Employment Term (calculated as a fraction with twelve (12) months equaling one (1)) times the sum of Executive's then-current base salary and Executive's then-current maximum bonus pursuant to Section 1.4 above (computed by annualizing the Company's EBITDA through the end of the year of termination); (iii) a continuation of all Benefit Coverages for which Executive is eligible to participate as of the Termination Date in a fashion which is similar to those which Executive is receiving immediately prior to the Termination Date for a period of two (2) years after such termination without cause; and (iv) acceleration of all unvested stock options or other equity incentives held by Executive. Amounts payable and benefits to be received pursuant to subsections (i), (ii), (iii) and (iv) of the preceding sentence will be collectively referred to herein as the "Severance Package."

          4.5  Constructive Termination Without Cause.
               --------------------------------------

               (a) Constructive Termination Without Cause shall mean a termination of the Executive's employment at his initiative following the occurrence, without the Executive's written consent, of one or more of the following events:

                    i)  a reduction in Executive's then current Base Salary;

                    ii) a material diminution in Executive's duties, title, responsibilities, authority as President and Chief Operating Officer or the assignment to Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function in his then current position; and

                    iii) a requirement by the Company that Executive move his residence from San Diego, California, or from any other area to which he may have voluntarily moved with the Company's prior written consent.

               (b) In the event of a Constructive Termination Without Cause, Executive shall be entitled to receive the Severance Package.

     5.   Payments Upon a Change in Control.
          ---------------------------------

          5.1  Definitions.  For all purposes of this Section 5, the following
               -----------
terms shall have the meanings specified in this Section 5.1 unless the context clearly otherwise requires:

               (a)  "Change in Control" means:

                    (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

                    (ii) a stockholder approved sale, transfer or other disposition of all or substantially all of the assets of the Company;

                    (iii) a transfer of all or substantially all of the Company's assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company's resulting interest is less than fifty percent (50%);

                    (iv) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

                    (v) on or after the date hereof, a change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the securities of the combined voting power of the Company's outstanding securities; or

                    (vi) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment of election.

               (b) "Termination Date" shall mean the date of receipt of a Notice of Termination of this Agreement or any later date specified therein.

               (c) "Termination of Employment" shall mean the termination of Executive's actual employment relationship with the Company.

               (d) "Termination Upon a Change in Control" shall mean a Termination of Employment upon or within one (1) year after a Change in Control initiated by the Company for any reason permitted under this Agreement other than (x) the Executive's disability, as described in Section 4.1 hereof, (y) death, or (z) for "Cause," as described in Section 4.3 hereof.

          5.2  Notice of Termination.  Any Termination upon a Change in Control
               ---------------------
shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 13 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for a Termination of Employment and the applicable provision hereof, and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than fifteen (15) days after the giving of such notice).

          5.3  Severance Compensation upon Termination.  In the event of
               ---------------------------------------
Executive's Termination upon a Change in Control, Executive shall be entitled to receive the Severance Package. In such event, the Company shall have no further liability or obligation to Executive for compensation under this Agreement except as otherwise specifically provided in this Agreement. A voluntary resignation by Executive shall not be deemed a breach of this Agreement and shall not effect any rights of Executive accrued through the date of such resignation.

     6.   Acceleration of Equity Incentives.  As of the occurrence of the
          ---------------------------------
termination of Executive's employment by the Company without Cause, by Executive in the event of a Constructive Termination Without Cause, a termination upon a Change in Control, notwithstanding any provision in the Entravision 2000 Omnibus Equity Incentive Plan (or any agreement entered into thereunder or any successor stock compensation plan or agreement thereunder) to the contrary, any stock option then held by Executive shall be exercisable and any restriction on any restricted stock then held by Executive shall lapse or be deemed fully satisfied, as applicable.

     7.   Non-Exclusivity of Rights.  Nothing in this Agreement shall prevent or
          -------------------------
limit Executive's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company or any affiliate and for which executive may qualify; provided, however, that if Executive becomes entitled to and receives all of the payments provided for in this Agreement, Executive hereby waives his right to receive payments under any severance plan or similar program applicable to all employees of the Company.

     8.   Survivorship.  The respective rights and obligations of the parties
          ------------
hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     9.   Release.  Upon receipt of the Severance Package pursuant to Sections
          -------
4.4, 4.5 or 5.3 shall be in lieu of all other amounts payable by the Company to Executive and in settlement and complete release of all claims Executive may have against the Company other than those arising pursuant to payment of the Severance Package. Executive acknowledges and agrees that execution of the general release of claims in favor of the Company setting forth the terms of this Section 9 and otherwise reasonably acceptable to the Company and Executive shall be a condition precedent to the Company's obligation to pay the Severance Package to Executive. The cash portion of the Severance Package shall be due and payable by the Company within thirty (30) days after applicable termination of the Employment Period.

     10.  Mitigation.  There shall be no offset against amounts due the
          ----------
Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

     11.  Gross-Up Amounts.  If, in the opinion of tax counsel selected by the
          ----------------
Company and reasonably acceptable to the Executive, the Executive has received compensation hereunder which constitutes an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code, arising from the Change of Control, the Company will pay Executive an additional amount (the "Additional Amount") equal to the sum of: (A) all taxes payable by Executive under Section 4999 of the Internal Revenue Code applicable to such "excess parachute payment" and the Additional Amount; and (B) all federal, state and local income and employment taxes payable by Executive with respect to the Additional Amount. In the event that amounts are paid to Executive as Additional Amounts pursuant to the preceding sentence and the amount of taxes payable by Executive under
Section 4999 of the Internal Revenue Code applicable to any compensation paid pursuant to this Agreement is subsequently determined to be less than the amount taken into account hereunder, Executive shall repay to the Company, at the time that the amount of such reduced amount of taxes is finally determined, the portion of such Additional Amount attributable to such reduction in the amount of such taxes plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code. In the event that the amount of taxes payable by Executive under Section 4999 of the Internal Revenue Code applicable to any compensation paid pursuant to this Agreement is subsequently determined to be in excess of the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the payment of any Additional Amounts), the Company shall make additional payments of Additional Amounts to Executive in respect of such excess (plus any interest, penalties or additions payable by Executive with respect to such excess taxes) at the time such excess is finally determined.

     12.  Arbitration; Expenses.
          ---------------------

          (a) In the event of any dispute under the provisions of this Agreement other than a dispute in which the sole relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in the City of Los Angeles, California in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) shall be paid as determined by the arbitrators.

          (b) In the event of an arbitration or lawsuit by either party to enforce the provisions of this Agreement following a Change in Control, if Executive prevails on any material issue which is the subject of such arbitration or lawsuit, he shall be entitled to recover from the Company the reasonable costs, expenses and attorneys' fees he has incurred attributable to such issue.

     13.  Notices.  Any notice required to be given hereunder shall be delivered
          -------
personally, shall be sent by first class mail, postage prepaid, return receipt requested, by overnight courier, or by facsimile, to the respective parties at the addresses given below, which addresses may be changed by the parties by notice conforming to the requirements of this Agreement.

     If to the Company, to:         Entravision Communications Corporation
                                    Attn:  Walter F. Ulloa
                                    2425 Olympic Boulevard, Suite 6000 West
                                    Santa Monica, California  90404

     With a required copy to:       Kenneth D. Polin, Esq.
                                    Zevnik Horton Guibord McGovern
                                      Palmer & Fognani, L.L.P.
                                    101 West Broadway, Seventeenth Floor
                                    San Diego, California  92101

     If to Executive, to:           Philip C. Wilkinson
                                    Post Office Box 2630
                                    Rancho Santa Fe, California  92067

Any such notice deposited in the mail shall be conclusively deemed delivered to and received by the addressee four (4) days after deposit in the mail, if all of the foregoing conditions of notice shall have been satisfied. All facsimile communications shall be deemed delivered and received on the date of the facsimile, if (a) the transmittal form showing a successful transmittal is retained by the sender, and (b) the facsimile communication is followed by mailing a copy thereof to the addressee of the facsimile in accordance with this paragraph. Any communication sent by overnight courier shall be deemed delivered on the earlier of proof of actual receipt or the first day upon which the overnight courier will guarantee delivery.

     14.  Contents of Agreement; Amendment and Assignment.
          -----------------------------------------------

          (a) This Agreement supersedes all prior agreements, including, but not limited to, the Original Agreement, and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Company and executed on its behalf by a duly authorized officer.

          (b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Executive.

     15.  Severability.  If any provision of this Agreement or application
          ------------
thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     16.  Remedies Cumulative; No Waiver.  No remedy conferred upon a party by
          ------------------------------
this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

     17.  Beneficiaries; References.  Executive shall be entitled, to the extent
          -------------------------
permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     18.  Captions.  All section headings and captions used in this Agreement
          --------
are for convenience only and shall in no way define, limit, extend or interpret the scope of this Agreement or any particular section hereof

     19.  Executed Counterparts.  This Agreement may be executed in one or more
          ---------------------
counterparts, all of which when fully-executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his signature that he is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

     20.  Governing Law.  This Agreement shall be governed by and interpreted
          -------------
under the laws of the State of California without giving effect to any conflict of laws provisions.

                  [Remainder of Page Left Intentionally Blank]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

Company                                ENTRAVISION COMMUNICATIONS CORPORATION
                                       a Delaware corporation


                                       By:  /s/ Walter F. Ulloa
                                            ------------------------------------
                                            Walter F. Ulloa
                                            Chairman and Chief Executive Officer


Executive

                                            /s/ Philip C. Wilkinson
                                            ------------------------
                                            Philip C. Wilkinson

                   [Signature Page to Employment Agreement]

                                  EXHIBIT "A"

                           INDEMNIFICATION AGREEMENT
                           -------------------------

                           INDEMNIFICATION AGREEMENT
                           -------------------------

     This Indemnification Agreement (the "Agreement") is made and entered into as of ________________, 2000 by and between Entravision Communications Corporation, a Delaware corporation (the "Company"), and _______________________ (the "Indemnitee").

     WHEREAS, the Indemnitee is an officer or director of the Company and performs a valuable services for the Company.

     WHEREAS, the First Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Company provides for the indemnification of the officers or directors of the Company to the maximum extent authorized by the Delaware General Corporation Law, as amended (the "Law").

     WHEREAS, the Certificate of Incorporation and the Law, by their nonexclusive nature, permit contracts between the Company and the officers or directors of the Company with respect to indemnification of such officers or directors.

     WHEREAS, in accordance with the authorization as provided by the Law, the Company may purchase and maintain a policy or policies of directors' and officers' liability insurance, covering certain liabilities which may be incurred by its officers or directors in the performance of their obligations to the Company.

     WHEREAS, in order to induce the Indemnitee to continue to serve as an officer or director of the Company, the Company has determined and agreed to enter into this contract with the Indemnitee.

     NOW, THEREFORE, in consideration of the Indemnitee's service as an officer or director after the date hereof, the parties hereto agree as follows:

     1.   Indemnity of the Indemnitee.  The Company hereby agrees to hold
          ---------------------------
harmless and indemnify the Indemnitee to the full extent authorized or permitted by the provisions of the Law, as such may be amended from time to time, and
Article 11 of the Certificate of Incorporation, as such may be amended. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

          (a)  Other Than Proceedings by or in the Right of the Proceedings
               ------------------------------------------------------------
Company. The Indemnitee shall be entitled to the rights of indemnification
-------
provided in this Section l(a) if, by reason of his or her Corporate Status (as defined below), he or she is, or is threatened to be made, a party to or participant in any Proceeding (as defined below) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), the Indemnitee shall be indemnified against all Expenses (as defined below), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          (b)  Proceedings by or in the Right of the Company.  The Indemnitee
               ---------------------------------------------
shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Chancery Court of Delaware shall determine that such indemnification may be made.

          (c)  Indemnification for Expenses of a Party Who Is Wholly or Partly
               ---------------------------------------------------------------
Successful.  Notwithstanding any other provision of this Agreement, to the
----------
extent that the Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by him or her or on his of her behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     2.   Additional Indemnity.  In addition to, and without regard to any
          --------------------
limitations on, the indemnification provided for in Section 1 above, the Company shall and hereby does indemnify and hold harmless the Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the Indemnitee. The only limitation that shall exist upon the Company's obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to the Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 below) to be unlawful under Delaware law.

     3.   Contribution in the Event of Joint Liability.
          --------------------------------------------

          (a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring the Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

          (b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, ad the degree to which their conduct is active or passive.

          (c) The Company hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company other than the Indemnitee who may be jointly liable with the Indemnitee.

     4.   Indemnification for Expenses of a Witness.  Notwithstanding any other
          -----------------------------------------
provision of this Agreement, to the extent that the Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

     5.   Advancement of Expenses.  Notwithstanding any other provision of this
          -----------------------
Agreement, the Company shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding by reason of the Indemnitee's Corporate Status within ten (10) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.
Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 5 shall be subject to the condition that, if, when and to the extent that the Company determines that the Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within thirty (30) days of such determination, by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Company that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

     6.   Procedures and Presumptions for Determination of Entitlement to
          ---------------------------------------------------------------
Indemnification.  It is the intent of this Agreement to secure for the
---------------
Indemnitee rights of indemnity that are as favorable as may be permitted under the law and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether the Indemnitee is entitled to indemnification under this Agreement:

          (a) To obtain indemnification (including, without limitation, the advancement of Expenses and contribution by the Company) under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

          (b) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 6(a) above, a determination, if required by applicable law, with respect to the Indemnitee's entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of the Indemnitee: (i) by a majority vote of the disinterested directors, even though less than a quorum, (ii) by independent legal counsel in a written opinion or (iii) by the stockholders.

          (c) If the determination of entitlement to indemnification is to be made by Independent Counsel (as defined below) pursuant to Section 6(b) above, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors). The Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 13 below, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by the Indemnitee of a written request for indemnification pursuant to Section 6(a) above, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition the Chancery Court of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or the Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) above. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) above, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

          (d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 6(a) above. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

          (e) The Indemnitee shall be deemed to have acted in good faith if the Indemnitee's action is based on the records or books of account of the Enterprise (as defined below), including financial statements, or on information supplied to the Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

          (f)  If the person, persons or entity empowered or selected under this
Section 6 to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(g) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) above and if (i) within fifteen
(15) days after receipt by the Company of the request for such determination the Board of Directors or the Disinterested Directors (as defined below), if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (ii) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

          (g) The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination under the Agreement of the Indemnitee's entitlement to indemnification. Any costs or expenses (including attorney's fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

          (h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

     7.   Remedies of the Indemnitee.
          --------------------------

          (a) In the event that (i) a determination is made pursuant to Section 6 above that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 above, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6(b) above within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 above, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification. The Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this
Section 7(a). The Company shall not oppose the Indemnitee's right to seek any such adjudication.

          (b) In the event that a determination shall have been made pursuant to Section 6(b) above that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination under Section 6(b) above.

          (c) If a determination shall have been made pursuant to Section 6(b) above that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent a prohibition of such indemnification under applicable law.

          (d) In the event that the Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors' and officers' liability insurance policies maintained by the Company the Company shall pay on his or her behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 below) actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

          (e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

     8.   Non-Exclusivity; Survival of Rights; Insurance; Subrogation.
          -----------------------------------------------------------

          (a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws of the Company, any agreement, a vote of stockholders or a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such the Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

          (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

          (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

          (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     9.   Exception to Right of Indemnification.  Notwithstanding any other
          -------------------------------------
provision of this Agreement, the Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by the Indemnitee, or any claim therein, unless (i) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company or (ii) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce his or her rights under this Agreement.

     10.  Duration of Agreement.  All agreements and obligations of the Company
          ---------------------
contained herein shall continue during the period the Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as the Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 above) by reason of his or her Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Company or any other Enterprise at the Company's request.

     11.  Security.  To the extent requested by the Indemnitee and approved by
          --------
the Board of Directors of the Company, the Company may at any time and from time to time provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee, which shall not be unreasonably withheld.

     12.  Enforcement.
          -----------

          (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

          (b) The Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

     13.  Definitions.  For purposes of this Agreement:
          -----------

          (a) "Corporate Status" shall describe the status of a person who is or was a director, officer, employee or agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Company.

          (b) "Disinterested Director" shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

          (c) "Enterprise" shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

          (d) "Expenses" shall include all reasonable attorney's fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating or being or preparing to be a witness in a Proceeding.

          (e) "Independent Counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

          (f) "Proceeding" shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that the Indemnitee is or was a director of the Company, by reason of any action taken by him or of any inaction on his or her part while acting as an officer or director of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement; and excluding one initiated by an the Indemnitee pursuant to Section 7 above to enforce his or her rights under this Agreement.

     14.  Severability.  If any provision or provisions of this Agreement shall
          ------------
be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and
(ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

     15.  Modification and Waiver.  No supplement, modification, termination or
          -----------------------
amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     16.  Notice by the Indemnitee.  The Indemnitee agrees promptly to notify
          ------------------------
the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

     17.  Notices.  All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed to the addresses for the Company and the Indemnitee set forth on the signature page hereto, or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

     18.  Counterparts; Facsimile.  This Agreement may be executed in one or
          -----------------------
more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. To the maximum extent permitted by applicable law, this Agreement may be executed by facsimile.

     19.  Headings.  The headings of the paragraphs of this Agreement are
          --------
inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     20.  Governing Law.  The parties agree that this Agreement shall be
          -------------
governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

     21.  Gender.  Use of the masculine pronoun shall be deemed to include usage
          ------
of the feminine pronoun where appropriate.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

Company                       ENTRAVISION COMMUNICATIONS CORPORATION


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                              Address: 2425 Olympic Boulevard, Suite 6000 West Santa Monica California 94101

Indemnitee

                              __________________________________________________
                              ___________________________

                              Address:   _______________________________________
                                         _______________________________________

                 [Signature Page to Indemnification Agreement]

                                 SCHEDULE "1.2"

                     LIST OF PERMISSIBLE BUSINESS ENDEAVORS

     Wilkinson Capital Corp., which is involved in real estate development.